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                                                      Exhibit 10(f)





                            August 12, 1997


Mr. James H. DeVries
467 Willow Road
Winnetka, IL 60093


                            RE:  CONSULTING AGREEMENT


Dear Jim:

    I am writing to summarize our agreement with respect to your performance of consulting services for Quixote Corporation between July 1, 1997 and October 31, 1997, especially in connection with the upcoming DVA trial.

    Quixote will pay you at a rate of $160 per hour, subject to a maximum of eight (8) hours per day. Quixote is paying the current lease payments on your Audi automobile, but you are responsible for gasoline, maintenance and insurance. We do not anticipate being charged for any commuting time to the Chicago office. You will also submit a weekly schedule of your activities to me, and all air travel plans, both of which will be approved in advance. We anticipate that invoices for your services and expenses shall be provided monthly within 15 business days after the end of each month. Quixote will reimburse your travel expenses upon receipt of our standard expense account form.


                                                   Sincerely,


                                                  /s/ Leslie J. Jezuit
                                                   ------------------------


                                                 Agreed:  /s/ James H. DeVries
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